EXHIBIT 23.1

TRIMBLE NAVIGATION LIMITED

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719, 33-50944, 33-57522, 33-62078, 33-78502, 33-84362, 33-91858, 333-04670, 333-28429, 333-53703, 333-84949, 333-38264, 333-65758, 333-97979, 333-118212, 333-138551, and 333-161295 pertaining to the 1990 Director Stock Option Plan, the “Position Us for Progress” 1992 Employee Stock Bonus Plan, the 1993 Stock Option Plan, the Amended and Restated 2002 Stock Plan, and the Amended and Restated Employee Stock Purchase Plan, Form S-3 No. 333-147155 of Trimble Navigation Limited of our reports dated February 27, 2012, with respect to the consolidated financial statements and schedule of Trimble Navigation Limited, and the effectiveness of internal control over financial reporting of Trimble Navigation Limited, included in this Annual Report (Form10-K) for the year ended December 30, 2011.

/s/ Ernst & Young LLP

San Jose, California

February 27, 2012